UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

February 21, 2007

CAVALIER HOMES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9792	63-0949734
(Commission File Number)	(IRS Employer Identification No.)

32 Wilson Boulevard 100
Addison, Alabama	35540
(Address of Principal Executive Offices)	(Zip Code)

(256) 747-9800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE: On February 21, 2007, Cavalier Homes Inc. filed a Current Report on Form 8-K that omitted the headings from the table on page five of the earnings press release. This amendment is filed solely for the purpose of including the missing information.

Item 1.01	Entry into a Material Definitive Agreement.

On February 21, 2007, Cavalier Homes, Inc. (the “Company”) amended its Credit Facility (the “Credit Facility”) with First Commercial Bank to, among other things, (i) extend the termination date of the revolving portion of the credit facility from April 2007 to April 15, 2008, (ii) revise the interest rate on borrowings, (iii) increase the annual capital expenditure limit to $5,000,000 per year, (iv) increase the amount available under the revolving line of credit, and (v) revise certain financial covenants. The maturity date of the term loan remains unchanged. A copy of the Tenth Amendment to Amended and Restated Revolving and Term Loan Agreement was attached to the previously filed Form 8K dated February 21, 2007.

Item 2.02	Results of Operations and Financial Condition.

On February 21, 2007, the Company announced its financial results for the fourth quarter and year ended December 31, 2006. The full text of the press release is set forth in Exhibit 99.1 hereto. The information in this Item 2.02, including Exhibit 99.1, is deemed “furnished” not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Text of Press Release dated February 21, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAVALIER HOMES, INC.
(Registrant)

Date: February 23, 2007                                      By                     /s/ Michael R. Murphy

Michael R. Murphy
Its Chief Financial Officer

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